UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 27, 2005

OPTEUM MORTGAGE ACCEPTANCE CORPORATION (as company under a Pooling and Servicing Agreement, dated as of August 1, 2005, providing for, inter alia, the issuance of Mortgage-Backed Pass-Through Certificates, Series 2005-4)

Opteum Mortgage Acceptance Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	333-126253	90-0098699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

W. 115 Century Road Paramus, New Jersey		07652
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (201) 225-2006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99.1	Characteristics of the Final Mortgage Pool as of the September 27, 2005, relating to Opteum Mortgage Acceptance Corporation, Mortgage-Backed Pass-Through Certificates, Series 2005-4.

Item 8.01. Other Events.

Description of the Mortgage Pool

The Certificates, issued pursuant to the Pooling and Servicing Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of mortgage loans (the “Mortgage Pool”). The Mortgage Pool is comprised of one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans (the “Mortgage Loans”).

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of September 27, 2005, with respect to the Mortgage Loans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTEUM MORTGAGE ACCEPTANCE CORPORATION

By:	/s/ Frank Plenskofski
Name:	Frank Plenskofski
Title:	Vice President and Treasurer

Dated: September 27, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description
1	99.1	Characteristics of the Final Mortgage Pool as of September 27, 2005, relating to Opteum Mortgage Acceptance Corporation, Mortgage-Backed Pass-Through Certificates, Series 2005-4.